None of the Company, the attorneys-in-fact, or any person appointed under Section 2 or 3 above is assuming any of the Filer’s responsibilities under the Securities Exchange Act of 1934, the Securities Act of 1933, and the rules under each. This power of attorney does not create an attorney-client relationship and no action or communication pursuant to it constitutes legal advice. The Company’s attorneys represent the Company and its subsidiaries, not individuals. A violation of the securities laws can carry personal civil and criminal penalties. The securities laws are complex and you should consider seeking advice from your personal legal counsel. POWER OF ATTORNEY EDGAR Account Administration SEC Filings The undersigned, acting in his or her individual capacity (“Filer”), hereby constitutes and appoints each of the individuals listed in Section A below, acting singly and not jointly, as the Filer’s true and lawful attorney-in-fact, with full powers of substitution and delegation, and authorizes each of them to effect the actions described in Section B below in the best interests of the Filer. The Filer ratifies and confirms every act and thing whatsoever that the attorney-in-fact, or any substitute or delegee, may lawfully do or cause to be done pursuant to this power of attorney, and every act and thing whatsoever that any of them has previously done or caused to be done that is consistent with the intent of this power of attorney. This power of attorney will remain in effect until the Filer is no longer subject to obligations pursuant to section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with Filer’s status as a director, officer or shareholder of Telephone and Data System, Inc. or United States Cellular Corporation (“Company”), or until it is superseded by a replacement power of attorney or it is revoked by the Filer in a writing delivered to the attorneys-in-fact. Section A: Authorized Individuals Elsa Ansani Colleen Thompson Julie D. Mathews Section B: Authorized Actions 1. Obtain credentials to enable the Filer to submit and file documents, forms and information via the United States Securities and Exchange Commission (SEC) Electronic Data Gathering and Retrieval (EDGAR) system, including enrolling the Filer in EDGAR Next. 2. Act as an account administrator for Filer’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, and delegated entities; (ii) maintain the security of Filer’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on Filer’s EDGAR account dashboard; and (iv) any other actions contemplated by Rule 10 of Regulation S-T. 3. Cause the Company to accept a delegation of authority from Filer’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users to submit filings for Filer’s EDGAR account. 4. Sign on behalf of the Filer, in such form and substance as an attorney-in-fact approves in its discretion, any documents or forms that may be required by the Securities Exchange Act of 1934, the Securities Act of 1933, and the rules under each, or any successor laws and regulations, in connection with the Filer’s status as a director, officer or shareholder of the Company, including Forms ID, 3, 4, 5 and 144 (collectively, SEC Forms), and legally bind the Filer for purposes of Form ID. 5. Submit and file the SEC Forms via EDGAR, or cause them to be submitted and filed by a person appointed under Section 2 or 3 above. Signed:________/s/ Kenneth S. Dixon_______________________________ Printed Name:_______Kenneth S. Dixon_______________________________ Dated:_____________5/30/25_______________________________ Notary Signature and Seal to be Placed Here: